UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: June 21, 2016

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2016, Oragenics, Inc. (the “Company” or “Oragenics”) entered into a definitive agreement to sell a portion of its assets comprising the Company’s Consumer Probiotic Business (“CPB”) to ProBiora Health, LLC, a Delaware limited liability company (the “Purchaser”) pursuant to an Asset Purchase Agreement (“APA”). The transaction was approved by a special committee of the Board of Directors consisting solely of disinterested directors and Griffin Securities rendered a fairness opinion in connection with the transaction. The Purchaser is an entity owned by Ms. Christine L. Koski, a director of the Company since 2009 and a significant shareholder through the Koski Family Limited Partnership. The sale is expected to close on or about June 24, 2016, subject to customary closing conditions.

The aggregate purchase price is $1,700,000 in cash of which $1,250,000 will be paid at closing and $450,000 is payable pursuant to an unsecured promissory note on or before July 31, 2016. The Purchaser will also assume certain liabilities and the purchase price is not subject to adjustment. The interest rate on the unsecured promissory note is one percent (1%) per annum calculated for the number of days the unpaid portion of the purchase price remains outstanding after closing and the note is personally guaranteed by Ms. Koski.

The APA also provides that the Purchaser will be obligated to pay the Company contingent consideration in amounts calculated at five percent (5%) of Purchaser’s Contribution Margin on sales of products which utilize the Purchased Assets in excess of two million dollars ($2,000,000), annually, by Purchaser. “Contribution Margin” for this purpose is calculated gross revenue from sales of products utilizing the Purchased Assets less cost of goods sold, credit card processing fees, sales tax, shipping costs, coupons, returns, allowances, and direct and indirect sales commissions paid by Purchaser. The aggregate contingent consideration is capped at two million dollars ($2,000,000) (the “Contingent Consideration Cap”), payable over the Contingent Consideration Period. The Contingent Consideration Period runs from the termination of the 90 day transition services period until the earlier of: (i) achieving the Contingent Consideration Cap, or (ii) December 31, 2025. There is no minimum contingent consideration payable by Purchaser.

The parties have made customary representations, warranties and covenants in the APA including the Company entering into a non-competition agreement with Purchaser upon closing. The parties will also enter into a Transition Services Agreement upon closing of the sale pursuant to which for a period of up to 90 days the Company will provide Purchaser with transition assistance services in exchange for payments equaling three percent (3%) of the net sales of Probiora3 products sold during the term of the transition services agreement. The Transition Services Agreement also provides for the deferral of payment under the promissory note until such time that the Company provides certain deliverables to the Purchaser. The Purchaser and the Company will also enter into a sub-lease upon closing of the sale pursuant to which the Purchaser will be subleasing certain excess space from the Company.

The foregoing description of the APA is qualified in its entirety by reference to such agreement which is filed as Exhibit 2.1. The benefits of the representations and warranties set forth in the APA are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose. Defined terms used in the above description of the APA but not defined in this Form 8-K have their meaning ascribed in the APA.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2016, the Company received notification from the NYSE MKT LLC that it is not in compliance with certain NYSE MKT continued listing standards relating to stockholders’ equity as of March 31, 2016. Specifically, the Company is not in compliance with Section 1003(a)(ii) (requiring stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years). As of March 31, 2016, the Company had stockholders’ equity of approximately $ 2.8 million. As the Company previously reported, the NYSE MKT previously notified the Company on May 10, 2016 that it was not in compliance with Section 1003(a)(iii) insofar as the Company reported stockholders’ equity of less than $6 Million and has incurred losses from continuing operations and/or net losses in five consecutive fiscal years.

The Company has submitted a plan to the NYSE MKT advising of actions it will take to regain compliance with the continued listing standards by November 10, 2017. If the Company’s plan is not accepted or if the Company fails to regain compliance by the deadline, the NYSE MKT may commence delisting procedures.

The Company’s common stock will continue to be listed on the NYSE MKT while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “OGEN,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE MKT’s listing standards. The NYSE MKT notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

Item 5.08 Shareholder Director Nominations

The Board of Directors of the Company has established August 25, 2016 as the date of the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). Because the date of the 2016 Annual Meeting has advanced by more than 30 days from the anniversary date of the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing shareholders of such change. The record date, time and location of the 2016 Annual Meeting will be as set forth in the Company’s proxy statement for the 2016 Annual Meeting.

Because the date of the 2016 Annual Meeting has been changed by more than 30 days from the anniversary of the 2015 Annual Meeting of Shareholders, a new deadline has been set for submission of proposals by Shareholders intended to be included in the Company’s 2016 proxy statement and form of proxy. Proposals to be included in the Company’s proxy statement for the 2016 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, must be received by the Company on or before July 5, 2016, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Shareholders must deliver the proposals or nominations to the Company’s principal executive offices at the following address: Oragenics, Inc., Attn: Corporate Secretary, 4902 Eisenhower Boulevard, Suite 125, Tampa, Florida 33634.

Item 7.01 Regulation FD Disclosure.

On June 23, 2016, the Company issued a press release announcing the transactions described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Oragenics, Inc., Christine Koski and ProBiora Health, LLC dated as of June 22, 2016.* (*Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.)

99.1	Press Release dated June 23, 2016.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 23, 2016	ORAGENICS, INC. (Registrant)

	BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer